As filed with the Securities and Exchange Commission on October 4, 2011

Registration No. 333-143224

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3360747
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

25 Research Drive Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

2007 Stock Incentive Plan

(Full Title of the Plan)

Laura J. Sen

Chief Executive Officer

BJ’s Wholesale Club, Inc.

25 Research Drive

Westborough, MA 01581

(Name and Address of Agent For Service)

(774) 512-7400

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark G. Borden, Esq.

WilmerHale

60 State Street

Boston, MA 02109

Explanatory Note:

Pursuant to a Registration Statement on Form S-8 (File No. 333-143224) (the “Registration Statement”), BJ’s Wholesale Club, Inc. (the “Company”) registered shares of its common stock, $.01 par value per share (the “Common Stock”), under the Securities Act of 1933, as amended, for offer and issuance pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”). On September 30, 2011, the Company merged with a wholly owned subsidiary of Beacon Holding Inc. Therefore, pursuant to the Company’s undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all shares of Common Stock that remain unsold under the Registration Statement.

SIGNATURE

Pursuant to Rule 478 under the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westborough, the Commonwealth of Massachusetts on October 4, 2011.

BJ’S WHOLESALE CLUB, INC.

By:	/s/ Laura J. Sen
Laura J. Sen
President and Chief Executive Officer